EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of CME Realty, Inc. (the "Company") on Form 10-Q/A for the period ending May 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth McLeod, President and Secretary-Treasurer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 24, 2015

                                             /s/ Kenneth McLeod
                                             -----------------------------------
                                             President and Secretary-Treasurer
                                             (Principal Executive, Financial and
                                             Accounting Officer)